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                                                                    EXHIBIT 4(k)



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                          THE WILLIAMS COMPANIES, INC.

                                       AND

                          BANK ONE TRUST COMPANY, N.A.,

                                   as Trustee




                          Fifth Supplemental Indenture
                          Dated as of January 17, 2001
                                       To
                                    Indenture
                          Dated as of November 10, 1997


                      7.50% Debentures due January 15, 2031



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                  FIFTH SUPPLEMENTAL INDENTURE, dated as of January 17, 2001
(this "Fifth Supplemental Indenture"), between THE WILLIAMS COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), having its principal office at One Williams Center, Tulsa, Oklahoma 74172, and BANK ONE TRUST COMPANY, N.A. (successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee (the "Trustee") under the Indenture dated as of November 10, 1997 between the Issuer and the Trustee (the "Original Indenture").

                             Recitals of the Issuer

                  WHEREAS, the Issuer has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its senior, unsecured notes, debentures or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided;

                  WHEREAS, pursuant to the terms of the Original Indenture, the Issuer desires to make, execute and deliver to the Trustee this Fifth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of a new series of its Securities designated as the 7.50% Debentures due January 15, 2031 (herein called the "Debentures"), under the Original Indenture in the aggregate principal amount of $700,000,000;

                  WHEREAS, all things necessary to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, against payment therefor, the valid, binding and legal obligations of the Issuer and to make this Fifth Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;

                  Now, Therefore, This Fifth Supplemental Indenture Witnesseth that for, and in consideration of, the premises and covenants contained in the Original Indenture and this Fifth Supplemental Indenture and the purchase of the Debentures by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE ONE

                                 DEFINED TERMS

                  Section 1.1. Defined Terms. Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of Debenture set forth in Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Debenture that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Fifth Supplemental Indenture, is hereafter referred to as the "Indenture."

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                                   ARTICLE TWO

                            TERMS OF THE DEBENTURES

                  Section 2.1. Establishment of the Debentures. There is hereby authorized a series of Securities designated the 7.50% Debentures due January 15, 2031, limited in aggregate principal amount to $700,000,000 (except as provided in Section 2.3(2) of the Indenture). The Issuer may, without the consent of the Holders of the Debentures, provided that no Event of Default shall have occurred and be continuing, issue additional Debentures in such principal amount as shall be determined by or pursuant to a Board Resolution and having the same ranking and the same interest rate, maturity or other terms as the Debentures originally issued hereunder, which together with said additional Debentures shall constitute a single series of Securities under the Indenture. The Debentures shall be substantially in the form of Debenture set forth in Exhibit A hereto and shall include substantially the legends set forth on the face of the form of Debenture.

                  Section 2.2. Terms of the Debentures. The terms and provisions of the Debentures as set forth in Exhibit A are hereby incorporated in and expressly made part of this Fifth Supplemental Indenture.

                  The Debentures will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on January 15, 2031.

                  The Debentures shall bear interest at the rate of 7.50% per annum.

                  The amount of interest payable on the Debentures will be computed on the basis of a 360-day year of twelve 30-day months.

                  Payment of the principal of (and premium, if any) and interest on the Debentures will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Issuer payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Trustee at least 15 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the registry books of the Issuer.

                  Initially the Debentures will be issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depositary for the Debentures), and may bear such legends as DTC may reasonably request. So long as the Debentures are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the Debentures are registered in the names of additional Holders, the Issuer shall have the right to select a Regular Record Date for such Debentures, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the Debentures are


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outstanding in global form registered in the name of DTC or its nominee, all payments of principal, premium, if any, and interest will be made by the Issuer in immediately available funds.

                  No service charge shall be made for the registration of transfer or exchange of the Debentures; provided, however, that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

                  The Debentures shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated Indebtedness of the Issuer.

                  The Debentures shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 over such denomination.

                                  ARTICLE THREE

                                SUNDRY PROVISIONS

                  Section 3.1. Execution, Authentication and Delivery of the Debentures. Debentures in the aggregate principal amount of $700,000,000, or in such greater principal amount as shall be permitted by Section 2.1, may, upon execution of this Fifth Supplemental Indenture, or from time to time thereafter, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Issuer Order without any further action by the Issuer.

                  Section 3.2. Paying Agent and Security Registrar. Bank One Trust Company, N.A. will be the paying agent and registrar for the Debentures.

                  Section 3.3. Trustee Not Responsible for Recitals. The recitals contained in this Fifth Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

                  Section 3.4. Incorporation of Indenture. The Original Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  Section 3.5. Governing Law. This Fifth Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.


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                  Section 3.6. Counterparts. This Fifth Supplemental Indenture
may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterpartys shall together constitute one and the same instrument.


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                  In Witness Whereof, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                      THE WILLIAMS COMPANIES, INC.

                                      By:  /s/ Deborah S. Fleming
                                          ------------------------------
                                           Name: Deborah S. Fleming
                                           Title:   Assistant Treasurer



                                      BANK ONE TRUST COMPANY, N.A.,
                                           as Trustee

                                      By:  /s/ Benita A. Pointer
                                          --------------------------------
                                           Name:  Benita A. Pointer
                                           Title:    Account Executive


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                                                                       EXHIBIT A


                               (FORM OF DEBENTURE)


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